                                                               Exhibit 10.39(b)
                              SECOND AMENDMENT TO
                               ASSIGNMENT LETTER

     THIS AGREEMENT (the "Agreement") is made the first day of October, 1996


BETWEEN:

(1) NYNEX Corporation, a corporation incorporated under the laws of the State of Delaware, whose principal office is at 1095 Avenue of the Americas, New York, New York 10036;

(2) NYNEX WORLDWIDE SERVICES GROUP, INC., a company incorporated under the laws of the State of Delaware, with its principal place of business at 1113 Westchester Avenue, White Plains, New York 10604 ("WSG"); and

(3) JOHN F. KILLIAN, of Five Anchors, 21 Eriswell Crescent, Burwood Park, Walton on Thames, Surrey KT12 5DS (the "Employee").

WHEREAS:

(1) The Employee is performing certain services for NYNEX CableComms Limited (the "Company") pursuant to the Assignment Letter between the parties dated as of May 3, 1995 and amended by the First Amendment to Assignment Letter dated December 7, 1995 (together, the "Assignment Letter"); and

(2)  The parties hereto wish to vary the terms of the Assignment Letter,

IT IS HEREBY AGREED as follows:

1.   Effective 1 October, 1996, Section 2.7 is amended to read as follows:

     2.7 Notwithstanding any other provisions of this Agreement, Employee will remain an at-will employee of WSG, Employee has no guarantee of reassignment upon his return to the United States, provided, however, that in the event employee is reassigned, NYNEX will enter into an Executive Retention Agreement with Employee providing for the payment of a severance benefit

          (i) substantially equivalent in amount to the severance benefit described in Clause 18(b) of Employee's Service Agreement; and

          (ii) on terms comparable to the terms of the standard Executive Retention Agreement which NYNEX enters into with members of the Senior Management Compensation Group.

2.   Effective 1 October, 1996, section 2.9 is amended to read as follows:

     2.9 Except for section 2.7 hereof, this Agreement shall terminate upon the termination of the Service Agreement.

3. Effective 1 October, 1996, the following new Section 3.8 is added to the end of Section 3:

     3.8 Retention Award. As of October 1, 1996, NYNEX Corporation will award the Employee 3,589 shares of restricted stock (the "Award"), pursuant to the terms of the NYNEX 1987 Restricted Stock Award Plan (the "1987 Plan") under the following terms:

          (i) the Award shall be conditioned on the approval of the Remuneration Committee of the Board of Directors of each of NYNEX CableComms Group PLC and NYNEX CableComms Group, Inc.

          (ii) dividends on the Award will be used to purchase additional shares of restricted stock (the additional shares and the Awarded shares shall be referred to collectively as the "Retention Award").

          (iii) the shares which comprise the Retention Award shall be subject to the terms and conditions provided in the 1987 Plan.

          (iv) the Restriction Period for the Retention Award as defined in the 1987 Plan shall end when the Employee:

                (A) voluntarily separates from service with NYNEX Corporation with the consent of the Chairman and Chief Executive Officer of NYNEX Corporation;

                (B)  dies; or

                (C)  is terminated without cause.

          (v)   (A)  If the Employee voluntarily separates from service with
                     NYNEX Corporation without the consent of the Chairman and Chief Executive Officer of NYNEX Corporation, the Retention Award shall be forfeited.

                (B) If the Employee's employment is terminated for cause, the Retention Award shall be forfeited.

                     The term "cause" shall mean grossly incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to the Employee, as determined in the sole discretion and judgment of the Chairman and Chief Executive Officer of NYNEX Corporation; fraud, misappropriation, embezzlement, involving NYNEX Corporation or any of its subsidiaries or affiliates; or commission of any felony of which the Employee is finally adjudged guilty in a court of competent jurisdiction; a breach of the provisions of Clause 12 of the Employee's Service Agreement; or a breach of Section 2.6 of this Agreement.

                (C) If the Employee becomes disabled as defined in the NYNEX Senior Management Long Term Disability and Survivor Protection Plan (the "LTD Plan") such that the Employee is eligible for a disability allowance pursuant to the LTD Plan, the Retention Award shall be continued until the expiration of the period described in paragraph 1(a) of
                     Section 2 of the LTD Plan; if the Employee remains disabled for a period described in paragraph 1(b) of Section 2 of the LTD Plan, the Term of Employment shall end, the Employee shall be deemed to have voluntarily separated from service with NYNEX Corporation with the consent of the Chairman and Chief Executive Officer of NYNEX Corporation, and the restrictions on the Retention Award shall lapse.

          (vi) Unless otherwise determined by the Chairman and Chief Executive Officer, the following shall not constitute grounds for a termination of employment by NYNEX Corporation to be considered "without cause" for purposes of this section:

                (A)  Relocation of the Employee's primary work location;

                (B)  Changes in the Employee's job responsibilities; and

                (C)  Changes in the Employee's reporting relationships.

                For purposes of the NYNEX 1987 Restricted Stock Award Plan, this Agreement is deemed to be the Employee's Retention Agreement.

4. Effective 1 October, 1996, the following plan is added to the end of the portion of Schedule 3.1 entitled "Senior Management Programs":

                NYNEX 1987 Restricted Stock Award Plan.

5.   Effective 1 October, 1996, the following plan is deleted from the end of
     Schedule 3.2:

                NYNEX 1987 Restricted Stock Award Plan.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        NYNEX CORPORATION


                                        By: /s/ Richard W. Blackburn
                                            -------------------------------
                                            Name:
                                            Title:

                                        NYNEX WORLDWIDE SERVICES GROUP, INC.


                                        By: /s/ Richard W. Blackburn
                                            -------------------------------
                                            Name:
                                            Title:


                                            /s/ John F. Killian
                                            --------------------------------
                                            John F. Killian